AGREEMENT FOR SALE AND LEASEBACK

         This Agreement for Sale and Leaseback (this "Agreement"), dated as of December 1, 2002, is entered into by and between Aura Systems, Inc., a Delaware corporation ("Aura"), and each of the individuals listed on Schedule 1 and
Schedule 2 attached hereto (collectively, the "Purchaser"), with regard to the following:

                                    RECITALS

     A. Aura is the owner of one hundred percent (100%) of the authorized and existing shares of capital stock (collectively, the "Stock") of Aura Realty, Inc., a Delaware corporation ("Aura Realty"). Aura Realty is the owner of those certain real properties commonly known as 2335 Alaska Avenue and 2330 Utah Avenue, El Segundo, California, the legal descriptions of which are attached hereto as Exhibit "A" (collectively, the "Real Property").

     B. Certain members of Purchaser were shareholders of Aura on June 1, 1998.

     C. Aura desires to sell the Stock to Purchaser under the terms and conditions stated below and continue to lease the Real Property from Aura Realty by and pursuant to that certain new lease agreement attached hereto as Exhibit "B" (the "New Lease").

     D. Purchaser desires to purchase the Stock from Aura, inclusive of the assets and liabilities set forth in Aura Realty's unaudited balance sheet as of August 31, 2002, under the terms and conditions stated below and concurrent with the transfer of the Stock, to lease the Real Property to Aura pursuant to the New Lease.

         NOW, THEREFORE, in consideration of the Recitals and the mutual covenants, conditions and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant, warrant, represent and agree as follows:

1.       Sale of the Stock and Execution of the New Lease.
         ------------------------------------------------

     1.1. The Initial Closing. The sale of the Stock and execution of the New Lease ("Initial Closing") shall occur on or before Noon on December 1, 2002 ("Initial Closing Date") at Aura's headquarters at 2335 Alaska Avenue, El Segundo, California, unless mutually extended or terminated by either party in writing, as follows:

          A. Following execution of this Agreement, Aura and Purchaser shall request LaSalle's (as defined in Section 2.1.C) consent to the transfer of the Stock to Purchaser and execution of the New Lease by executing and delivering the form of transfer request attached hereto as Exhibit "C" and Aura shall pay any transfer fees imposed by LaSalle (provided, however, in no event shall Aura be obligated to pay any transfer fees in excess of an amount equal to two percent (2%) of the then outstanding principal balance of the Note (as defined in Section 2.1.C)) and Purchaser shall execute such documents and instruments in the form reasonably required by LaSalle, including any substitute indemnity and guaranty agreements required by LaSalle to release Aura from its indemnity and guaranty obligations under the Secured Loan (as defined in Section 1.2). Aura and Purchaser shall cooperate with each other and shall provide LaSalle with all information reasonably requested by LaSalle to obtain LaSalle's consent. Notwithstanding the foregoing, Aura will remain liable to LaSalle under that certain Environmental Indemnity Agreement dated June 3, 1998 and the Guaranty of Recourse Obligations of Borrower dated June 3, 1998 until such consent and release has been obtained from LaSalle.

          B. Purchaser agrees to purchase and Aura agrees to sell one hundred percent (100%) of the Stock for the net sum (the "Purchase Price") of Two Million Two Hundred Sixty-Six Thousand Seven Hundred Forty-Three and 03/100 Dollars ($2,266,743.03), less (i) the down payments and the closing and document preparation costs for which Purchaser is entitled to a credit in accordance with Section 3.1 (which shall therefore reduce the cash portion of the Purchase Price to be paid by Purchaser at the Initial Closing) and
     (ii) the security deposits (the "Security Deposits") and the holdback (the "Holdback") that are required as security for the performance of Aura's obligations (which shall be paid at the Initial Closing Date by Purchaser to Aura in lawful money of the United States). Purchaser has delivered to Aura an initial down payment of $878,750.00 to be credited towards the Purchase Price.

          C. On the Initial Closing Date (except as provided otherwise below), Aura shall execute the following documents: (i) a promissory note (the "Aura Note") in the form of Exhibit "H"; (ii) an assignment for security purposes (the "Alpha Assignment") in the form of Exhibit "D" of Alpha Ceramics, Inc.'s ("Alpha") payment obligations under that certain Asset Purchase Agreement dated as of February 29, 2000, between Alpha, as Buyer, Aura Ceramics Inc., as Seller, and Aura, as Stockholder (as amended from time to time, the "Alpha Agreement"); (iii) a pledge (the "Pledge") in the form of Exhibit "I" of the Security Deposits and the Holdback in the aggregate amount of $481,806.50 (collectively, the "Cash Collateral"); (iv) an endorsement (in blank) to Purchaser of the transfer of the Stock; (v) the New Lease; (vi) within five (5) business days after the Initial Closing Date, all books and records of Aura Realty in Aura's possession; and (vii) a corporate resolution of Aura authorizing this transaction. Purchaser may file a UCC-1 Financing Statement to perfect its security interest in the Alpha Assignment and the Cash Collateral and Aura will execute such documents and perform such acts as Purchaser shall reasonably request to perfect such security interest. At the Initial Closing, and in exchange for the payment of the Purchase Price to Aura, Aura shall deliver the Stock to Purchaser, endorsed in blank to Purchaser. In addition, within seven (7) business days after the Initial Closing Date, Aura shall cause Purchaser to be named as an additional insured under any existing insurance policies maintained by Aura with respect to the Real Property.

          D. If LaSalle consents to the transfer of Stock, the Aura Note shall be cancelled and returned to Aura and 100% of the Stock will be delivered to Purchaser. If LaSalle does not consent, the Aura Note shall be delivered to Purchaser and 49.9% of the Stock shall be deemed to have been delivered to Purchaser at the Initial Closing

     1.2. Refinancing; Second Closing. If LaSalle does not consent to the transfer of Stock, Purchaser and Aura shall exercise their best commercially reasonable efforts to obtain a refinancing of Aura Realty's existing loan (the "Secured Loan"), as evidenced by the Note, which Note is secured by the Deed of Trust (as defined in Section 2.1.C) encumbering the Real Property, as soon as reasonably possible after July 31, 2003 but no later than eighteen (18) months after the Initial Closing Date, on terms and conditions reasonably acceptable to Aura and Purchaser. Aura shall pay all reasonable costs to obtain the refinancing, such as any customary refinancing fees and points, documentation fees and title insurance, and any prepayment penalties and charges required by LaSalle as a result of the refinancing. All proceeds from the refinancing shall first be applied to prepayment of the Secured Loan, and any remaining proceeds from the refinancing after the prepayment of the Secured Loan shall, in the following order, be (i) applied to reimburse Aura for the payment of costs incurred to obtain the refinancing, such as any customary refinancing fees and points, documentation fees and title insurance, and (ii) delivered to Purchaser. None of the monies received from the refinancing shall be used to pay any prepayment penalties or other charges in connection with the prepayment of the Secured Loan. When Aura Realty refinances the Secured Loan and the Secured Loan is repaid in full, (i) Aura shall sell and Purchaser shall acquire the remaining shares of the Stock (the "Second Closing"), and concurrently Purchaser shall cancel and return the Aura Note in consideration for the transfer and receipt of the remaining shares of the Stock; (ii) Aura and Aura Realty shall terminate the existing lease agreement by and between Aura Realty and Aura for the Real Property (the "Aura Existing Lease"), the New Lease shall become effective and concurrently Aura shall either reaffirm the Alpha Assignment and the Pledge of the Cash Collateral as security for the New Lease or provide Aura Realty with the Substitute Additional Security (as defined in Section 1.4); and (iii) Aura shall deliver the remainder of the Stock to Purchaser, properly endorsed to Purchaser. The cancellation and return of the Aura Note is the full and only consideration to be paid by Purchaser for the remaining shares of the Stock transferred to Purchaser.

     1.3. Execution of the New Lease. At the Initial Closing, Aura Realty and Aura shall execute the New Lease and make the payments as required and set forth in the New Lease. The New Lease shall provide for (i) monthly base rent of $1.09 per square rentable foot (i.e., a monthly base rent of $81,806.50) and (ii) a ten (10) year term with early termination options on the third (3rd), fifth
(5th) and eighth (8th) anniversaries of the New Lease commencement date upon payment of a termination fee equal to one (1) year's base rent if exercised on the third (3rd) anniversary of the New Lease commencement date or six (6) month's base rent if exercised on the fifth (5th) anniversary of the New Lease commencement date or three (3) month's base rent if exercised on the eighth
(8th) anniversary of the New Lease commencement date. If LaSalle does not consent to the transfer of Stock to Purchaser, the effective date of the New Lease shall be the date of the Second Closing, and Aura shall make net monthly payments to Purchaser on or before the first (1st) day of each calendar month in the total aggregate amount of approximately $30,332 plus the interest-only payments due under the Aura Note. Any monthly payment due from Aura that is more than ten (10) days late shall be subject to a five percent (5%) late fee. The Aura Note will (a) have a maturity date of no later than eighteen (18) months after the Initial Closing Date, (b) provide for such 5% late fee if the monthly payments are more than ten (10) days late and (c) be secured by the Pledge. Notwithstanding the foregoing, if LaSalle does not consent to the transfer of Stock to Purchaser, Purchaser shall not claim that any payments are due and payable by Aura under the Aura Existing Lease nor be entitled to receive any payments that may become due and payable under the Aura Existing Lease.

     1.4. Additional Security. At the Initial Closing, Aura will provide Purchaser with additional security to secure Aura's performance of certain obligations in the form of the Alpha Assignment and the Pledge of the Cash Collateral. Aura acknowledges that as of August 1, 2002, the payment obligations of Alpha under the Alpha Agreement are approximately $2.3 million consisting of deferred monthly amortizing payments in the aggregate amount of $2,100,000 (approximately $30,332 per month) and an additional $200,000 payment due on September 30, 2007. Notwithstanding the foregoing, after the transfer of 100% of the Stock to Purchaser, Aura shall have the right to substitute $670,000 in cash as the additional security (the "Substitute Additional Security") in lieu of the Alpha Assignment and receive a termination and release of the Alpha Assignment. If, after the transfer of 100% of the Stock to Purchaser, (i) Aura has substituted $670,000 in cash as the Substitute Additional Security and (ii) Aura has reported two (2) consecutive quarters with breakeven cash flow from Aura's operations as reported on its form 10Q or 10K filed with the SEC, the Substitute Additional Security shall be reduced to $270,000 and Purchaser shall release $400,000 of the Substitute Additional Security to Aura within five (5) business days after written notice thereof to and confirmation by Purchaser. If Aura reports three (3) consecutive quarters with breakeven cash flow from Aura's operations as reported on its form 10Q or 10K filed with the SEC, the Substitute Additional Security shall be further reduced from $270,000 to $100,000 and Purchaser shall release an additional $170,000 of the Substitute Additional Security to Aura within five (5) business days after written notice thereof to and confirmation by Purchaser. If Aura reports net positive cash flow from Aura's operations as reported on its form 10K filed with the SEC in total for any four (4) rolling quarters, the Alpha Assignment shall be terminated or the Substitute Additional Security shall be reduced to $0 and Purchaser shall release all of the Substitute Additional Security to Aura, as the case may be, within five (5) business days after written notice thereof to and confirmation by Purchaser. Upon Aura's satisfaction of the above, Purchaser shall execute such documents as are reasonably required to evidence the termination and release of the Alpha Assignment within five (5) business days after written notice thereof to Purchaser. If Aura raises additional capital in the aggregate amount of not less than $2,000,000 through the sale of equity or from a source other than the Alpha Agreement or this Agreement, Purchaser shall release the Holdback to Aura within three (3) business days after issuance by Aura of a press release to that effect. If LaSalle does not consent to the transfer of the Stock, the Alpha Assignment and the Pledge of the Cash Collateral shall secure Aura's obligation to transfer the remaining balance of the shares of the Stock on the date of the Second Closing at which time the Alpha Assignment and the Pledge of the Cash Collateral shall secure Aura's performance under the New Lease, subject to Aura's rights under this Section 1.4. In addition, until Aura transfers the remaining balance of the shares of Stock to Purchaser, (a) the monthly $30,332 payment payable by Alpha under the Alpha Agreement shall be deposited by Alpha directly into a separate account established by Aura at a bank reasonably selected by Purchaser, (b) such bank will be irrevocably instructed to sweep the monthly payment immediately upon deposit into a separate account established by Purchaser at the same bank, and (c) Purchaser shall credit Aura $30,432 (which amount includes a $100 interest credit to Aura because the sweep will occur approximately 15 days prior to the date that Aura's monthly payment is due under Section 1.3 above) against Aura's monthly payment obligation due under Section 1.3 above.

     1.5. Facility Inspection. Aura shall allow Purchaser or its representative to conduct a complete facility inspection at Purchaser's sole cost and expense. Purchaser shall defend, indemnify and hold Aura, Aura Realty, LaSalle and the Real Property harmless from any and all claims, causes of action, costs, liabilities and damages associated with or arising from Purchaser's inspection and entry onto the Real Property. Purchaser shall name Aura, LaSalle and Aura Realty as additional insureds on Purchaser's commercial general liability policy. Aura shall be responsible for making (i) any required roof repairs and electrical repairs (in order for the facility's electrical system to comply with the applicable building code) to the facility within ninety (90) days after the Initial Closing Date, (ii) any required HVAC repairs to the facility within one hundred twenty (120) days after the Initial Closing Date and (iii) any other required repairs to the facility within twelve (12) months after the Initial Closing Date. After Aura has completed the HVAC repairs set forth in (ii) above, Aura shall, (a) at Aura's sole cost and expense, obtain a maintenance service contract, in customary form and substance, for the HVAC and (b) be responsible for any other HVAC repairs to the facility in an amount not to exceed $5,000 per year. Purchaser shall not be liable for any damages resulting from Aura's failure to timely complete any of the repairs set forth in (i), (ii) or (iii) above.

     1.6. Subscription. Purchaser shall subscribe to purchase no less than 13,725,490 shares of Aura's common stock for the sum of $1,050,000.00. Purchaser has already advanced to Aura $1,050,000 toward the $1,050,000 subscription sum prior to the Initial Closing and Aura has issued to Purchaser all of the appropriate shares of Aura's common stock against such advance of cash. Purchaser shall also have the option until the Initial Closing to subscribe to purchase additional shares of Aura's common stock for up to an additional sum of $500,000. The option purchase price shall not be greater than $0.0765 per share. Purchaser has already advanced to Aura $430,000 toward this option prior to the Initial Closing and Aura has issued or will issue to Purchaser all of the appropriate shares of Aura's common stock against such advance of cash. All early issued shares will be subject to all of the rights and restrictions on the full subscription. The subscription agreement attached hereto as Exhibit "E" shall provide for registration rights and penalties for failure to file timely the registration statements and or amendments on all subscribed shares under this Agreement.

     1.7. Warrants. Aura shall issue and deliver to Purchaser at the Initial Closing warrants (the "Warrants") exercisable for 15,000,000 shares of Aura's common stock (the "Warrant Shares"), in form and substance as set forth in Exhibit "F" attached hereto, with a term of five (5) years from the Initial Closing Date, and with the following exercise prices (i) $0.15 per share during the first twenty-four (24) months following the Initial Closing Date, (ii) $0.20 per share from the twenty-fifth (25th) month through the thirty-sixth (36th) month following the Initial Closing Date, and (iii) $0.25 per share from the thirty-seventh (37th) month through the remainder of the five (5) year term. The Warrants will have registration rights and penalties for failure to file timely the registration statements and or amendments on all Warrant Shares as set forth in the warrants agreement attached hereto as Exhibit "F".

     1.8. Changes in Aura's Capitalization. In the event of a stock split, reverse stock split or other recapitalization, appropriate adjustments shall be made in the number of shares and/or per share price under Sections 1.6 and 1.7 of this Agreement in order to effect the intent and purpose of the applicable provisions of this Agreement.

2.       Representations and Warranties of the Parties.
         ---------------------------------------------

     2.1. Representations and Warranties of Aura. In order to induce Purchaser to enter into this Agreement, Aura makes the following representations, warranties and agreements each as of the Initial Closing Date unless otherwise specified by the terms hereof, all of which shall survive the execution and delivery of this Agreement with the understanding that the consummation of this transaction shall be deemed to constitute a representation and warranty that the matters specified in this Section 2.1 are true and correct in all material respects on and as of the Initial Closing.

          A. Aura is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own and use its properties and assets and to transact the business in which it is engaged. Aura Realty is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own and use its properties and assets and to transact the business in which it is engaged.

          B. Aura is the sole and exclusive owner of all of the Stock. There are no encumbrances, outstanding options, warrants, script rights, rights to subscribe to, calls or commitments of any character whatsoever relating to or giving any person any right to subscribe for or acquire any shares of the Stock. Neither Aura nor Aura Realty is in violation of any of the provisions of their respective certificates of incorporation, bylaws or other charter or similar organizational documents.

          C. Aura Realty is the sole and exclusive fee owner of the Real Property. The sole outstanding indebtedness owed by Aura Realty is that indebtedness owed to LaSalle National Bank, as trustee of Morgan Stanley Capital, I, Inc., 1998-C1 ("LaSalle"), which indebtedness at this time is in the sum of not more than $5,114,799.44, plus interest, and which indebtedness is pursuant to that certain Promissory Note (the "Note") in the original principal amount of $5,450,000.00 executed on June 3, 1998 in favor of GateCapital Funding, Inc. and assigned to LaSalle, which Note is secured by that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of June 3, 1998 (the "Deed of Trust") encumbering the Real Property. To the best of Aura's knowledge, no default currently exists under the Secured Loan; provided, however, Aura has disclosed to Purchaser that a default interest charge is currently outstanding under the Secured Loan and Aura shall cure such charge within ten (10) business days after the Initial Closing Date.

          D. To the best of Aura's knowledge, no other liens or encumbrances exist on the Real Property as set forth in the Title Report for the Real Property dated as of June 10, 2002, a copy of which has been delivered to Purchaser.

          E. Aura's net worth has been less than $100,000,000 since 1998 and the holder of the Note has not demanded compliance with the terms of the Deed of Trust relating to Aura's net worth. If the holder of the Note require a reserve with respect to the Aura's net worth, Aura shall pay any required deposits and reserves until such net worth covenant has been satisfied or removed and the parties shall cooperate with each other to reduce the amount of deposits and reserves that LaSalle may reasonably require.

          F. Aura has not filed for bankruptcy protection nor does it have any intention or plans to file for bankruptcy.

          G. Aura is the sole and exclusive owner of all of the payment and monies due from Alpha under the Alpha Agreement. There are no outstanding rights, rights to acquire, calls, pledges, liens or commitments of any character whatsoever relating to or giving any person or entity any right to the payments and monies due to Aura under the Alpha Agreement. Until such time as Aura has transferred all of the Stock to Purchaser, Aura shall not transfer any of its rights in the Alpha Agreement.

          H. To the best of Aura's knowledge, Alpha has not filed for bankruptcy protection and Aura has no knowledge that Alpha has any intention to file for bankruptcy. To the best of Aura's knowledge, no default currently exists under the Alpha Agreement and Aura has no knowledge of any adverse financial or other conditions at Alpha that may result in delays or nonperformance on the Alpha Agreement.

     2.2. Representations and Warranties of Purchaser. In order to induce Aura to enter into this Agreement, Purchaser makes the following representations, warranties and agreements each as of the Initial Closing Date unless otherwise specified by the terms hereof, all of which shall survive the execution and delivery of this Agreement with the understanding that the consummation of this transaction shall be deemed to constitute a representation and warranty that the matters specified in this Section 2.2 are true and correct in all material respects on and as of the Initial Closing.

          A. Zvi Kurtzman has been appointed the attorney-in-fact for the individuals listed on Schedule 1 in connection with the transaction provided for in this Agreement and has the requisite power and authority to enter into this transaction and to execute on behalf of such individuals this Agreement, the Alpha Assignment, the Pledge or any other document to be executed in connection with this transaction.

          B. Noy Hayun has been appointed the attorney-in-fact for the individuals listed on Schedule 2 in connection with the transaction provided for in this Agreement and has the requisite power and authority to enter into this transaction and to execute on behalf of such individuals this Agreement, the Alpha Assignment, the Pledge or any other document to be executed in connection with this transaction

          C. Purchaser is in receipt of a copy of the Title Report, Note and Deed of Trust, which Deed of Trust was duly assigned to LaSalle.

          D. Purchaser is in receipt of and has reviewed Aura Realty's unaudited balance sheet as of August 31, 2002.

          E. Purchaser is acquiring the Stock, shares of Aura's common stock and the Warrant Shares (collectively, the "Securities") for its own account, for investment and not with a view to resale or distribution. Purchaser has not offered or sold any portion of its Securities and has no present intention of dividing its Securities with any third party or of reselling or otherwise disposing of any portion thereof either currently or after the passage of a fixed or determinable period of time or upon the occurrence of non-occurrence of any predetermined event or circumstance.

          F. Purchaser is aware that the Securities are speculative and that it may lose its entire investment and Purchaser can afford to bear the risks of an investment in Aura, including the risk of losing its entire investment.

          G. Purchaser:

               (1) Has been provided an opportunity to obtain information concerning Aura and any other relevant matters as Purchaser has requested; and

               (2) Has been given the opportunity to ask questions of and receive answers from Aura concerning the Securities.

          H. Purchaser is aware that it must bear the economic risk of its investment in the Securities for an indefinite period of time because: (1) the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under the California Corporate Securities Law of 1968 or any other state securities laws, and therefore cannot be sold, assigned or otherwise disposed of unless appropriate exemptions from such registration or qualification requirements are available; (2) Aura will place a legend on the certificates evidencing the Securities (unless and until, with respect to the Common Stock, a Registration Statement covering the Securities is in effect) stating that the Securities have not been registered under the Act or any state securities laws and setting forth the limitations on resale contained above and Aura will also require that its registrar and transfer agent make a notation of such restrictions in its appropriate records; and (3) there is no public market for Warrants. Purchaser further understands and agrees that Aura will not honor any attempt by Purchaser to sell, transfer of otherwise dispose of the Securities in the absence of either an effective Registration Statement and qualification under applicable Blue Sky laws or exemptions therefrom.

          I. Purchaser acknowledges that a legend will be placed on any certificates or instruments evidencing the Securities for as long as necessary to comply with the Act and applicable state securities laws. In addition, the Shares will be legended to reflect that they are subject to the terms and conditions of this Agreement.

          J. Purchaser is an "accredited investor" as such term is defined in Regulation D under the Act. Purchaser is knowledgeable and experienced with respect to investment matters such as a proposed purchase of Securities. Purchaser has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of this investment and has the capacity to protect its own interests in connection with this investment.

          K. Purchaser has decided to acquire the Securities on the basis of its own independent investigation and has relied on no oral statements, representations or warranties of Aura, including its agents, consultants or employees, as to the quality of the investment in the Securities.

          L. Certain members of Purchaser were shareholders of Aura on June 1, 1998, and attached hereto as Exhibit "G" is a true and correct list of any and all members of Purchaser that were a shareholder of Aura on June 1, 1998, including their respective name, address and telephone number.

3.       Miscellaneous.
         -------------

     3.1. Concurrent with and as a part of the Initial Closing, Aura shall pay reasonable fees, costs and expenses incurred by Purchaser in connection with this Agreement in an amount which shall not exceed $10,000.00. No other fees will be required to be paid at any time by Aura on behalf of Purchaser except as expressly set forth herein.

     3.2. Entire Agreement. This Agreement, together with its exhibits, contains the entire understanding of the parties with respect to the subject matter hereof except that Purchaser has received and reviewed with counsel, other documents mentioned in this Agreement.

     3.3. Notices. Any and all notices or communications required or permitted hereunder shall be in writing and shall be deemed given and effected if by facsimile or personal delivery, on the date of transmission and if by mail, on the third day after the postmark date. The addresses for such communications shall be:

                  If to Aura:           Aura Systems, Inc.
                                        2335 Alaska Avenue
                                        El Segundo, CA 90245
                                        Attn.: Michael Froch, Esq.
                                        Facsimile No.: (310) 643-8719

                  If to Purchaser:      c/o Aries Group Ltd.
                                        12100 Wilshire Boulevard, Suite 705
                                        Los Angeles, CA  90025
                                        Attn.:  Harry Kurtzman
                                        Facsimile No.: (310) 820-4118

                  With a copy to:       Noy Hayun
                                        4929 Wilshire Boulevard, Suite 407
                                        Los Angeles, CA  90010
                                        Facsimile No.: (323) 930-9907



     3.4. Headings Descriptive. The headings herein are for convenience only and do not constitute a party of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     3.5. Governing Law. This Agreement, and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of California.

     3.6. Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                                            AURA:

         AURA SYSTEMS, INC., a Delaware corporation



      By       /s/ Neal F. Meehan
               ______________________________________
               Neal F. Meehan
               CEO and Chairman of the Board of Directors



      PURCHASER:

      /s/ Zvi Kurtzman
      -----------------------------------------------
      Zvi Kurtzman, attorney-in-fact for the individuals listed on Schedule 1


      /s/ Noy Hayun
      ---------------------------------------------
      Noy Hayun, attorney-in-fact for the individuals listed on Schedule 2